RELEASE AGREEMENT

This Release Agreement (“Agreement”) is entered into on this 15th day of June, 2015 (the “Effective Date”), by and among Oxford City Football Club, Inc. (“Oxford City”), on the one hand, and Tarpon Bay Partners, LLC (“Tarpon Bay”), on the other hand (either one individually, a “Party”, and all collectively, the “Parties”).

RECITALS

WHEREAS, on or about September 23, 2013, the Parties entered into an Equity Purchase Agreement (the “Purchase Agreement”);

WHEREAS, as part of the Purchase Agreement, Oxford City issued a promissory note to Tarpon Bay for $125,000, with 10% interest that matures on March 31, 2015 (the “Note”);

WHEREAS, on April 27, 2015, the Parties entered into a Debt Amendment concerning the Note; and

WHEREAS, the Parties without any admission of liability, desire to settle with finality, compromise, dispose of, and release all claims, demands and causes of action Tarpon Bay has or could assert against Oxford City, including in connection with the Purchase Agreement and the Note, as amended by the Debt Amendment;

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS SET FORTH BELOW:

1. Recitals. The foregoing recitals are true and incorporated herein, as though set forth in full.

2. Payment to Tarpon Bay. Oxford City shall pay and deliver to Tarpon Bay 6,147,831 shares of its common stock and a warrant to purchase 3,852,169 shares of its common stock with features contained in the attached Exhibit “A” hereto within five (5) days of the Effective Date.

3. Releases.

a. Tarpon Bay, on behalf of itself and its agents, heirs, representatives, successors and assigns, agrees to fully release, acquit and forever discharge Oxford City, its agents, employees, attorneys, predecessors, successors and assigns and all past, present and future agents, employees, attorneys, successors, predecessors and assigns, any one of them, or any combination of them, and anyone or any entity related thereto from all known or unknown, revealed and concealed, contingent and non-contingent claims, actions, causes of action, and suits for damages, at law or in equity, filed or otherwise that Tarpon Bay ever had or now has against any of the aforementioned, by reason of any matter that is related to or arising from the acts and events underlying or giving rise to the Purchase Agreement, the Note, the Debt Amendment, or otherwise.

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b. Oxford City, on behalf of itself and its agents, heirs, representatives, successors and assigns, agrees to fully release, acquit and forever discharge Tarpon Bay, its agents, employees, attorneys, predecessors, successors and assigns and all past, present and future agents, employees, attorneys, successors, predecessors and assigns, any one of them, or any combination of them, and anyone or any entity related thereto from all known or unknown, revealed and concealed, contingent and non-contingent claims, actions, causes of action, and suits for damages, at law or in equity, filed or otherwise that Oxford City ever had or now has against any of the aforementioned, by reason of any matter that is related to or arising from the acts and events underlying or giving rise to the Purchase Agreement, the Note, the Debt Amendment, or otherwise.

The Parties further acknowledge that they may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of the Purchase Agreement, the Note, the Debt Amendment or this Agreement and which, if known or suspected at the time of the execution of this Agreement, may have materially affected their decision. Nevertheless, the Parties hereby waive any rights, claim or cause of action that existed at the time of the execution of this Agreement. The Parties acknowledge that they understand the significance and consequence of their release and the specific waiver of all known and unknown claims.

4. Representations and Warranties.

a. This Agreement is executed by the Parties without reliance upon any statement or representation by the persons or parties herein released, or their attorneys or representatives, other than those set forth in this Agreement.

b. Each of the Parties represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary and appropriate corporate action.

c. Each of the persons signing this Agreement represents and warrants that he or she has the right and full authority to sign on behalf of the party designated immediately above his or her signed name.

5. General Provisions.

a. No Admission of Liability. Each of the Parties agrees that this Agreement is a compromise relating to the matters released herein, and shall never be treated as an admission of liability of any Party for any purpose, and that liability therefor is expressly denied by each of the Parties.

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b. Execution of Additional Documents. Each of the Parties hereby agrees to perform any and all acts and to execute and deliver any and all documents reasonably necessary or convenient to carry out the intent and the provisions of this Agreement.

c. Entire Agreement, This Agreement constitutes the entire agreement among all of the Parties relative to the subject matter hereof. All negotiations, proposals, modifications and agreements prior to the date hereof among the Parties are merged into this Agreement and superseded hereby. There are no other terms, conditions, promises, understandings, statements, or representations, express or implied, among all of the Parties concerning this Agreement unless set forth in writing and signed by all of the Parties.

d. No Waiver. No action or want of action on the part of any Party at any time to execute any rights or remedies conferred upon it under this Agreement shall be, or shall be asserted to be, a waiver on the part of any party hereto of its rights or remedies hereunder.

e. Amendments. This Agreement may only be modified by an instrument in writing executed by the parties hereto.

f. Law of Florida. This Agreement shall be construed in accordance with the law of the State of Florida, and the parties hereto agree that the state or federal courts located in Broward County, Florida, shall be the sole and exclusive venue of any action which may arise out of or be filed with respect to this Agreement. Further, all parties hereto irrevocably consent to personal jurisdiction in the state of Florida in connection with any action which may arise out of or be filed with respect to this Agreement.

g. Attorneys’ Fees. Should any action (at law or in equity, including but not limited to an action for declaratory relief) or proceeding be brought arising out of, relating to or seeking the interpretation or enforcement of the terms of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with the terms of this Agreement, the prevailing party thereto, as decided by the Court, shall be entitled to reasonable attorneys’ fees and costs incurred in addition to any other relief or damages which may be awarded.

h. No Third Party Beneficiary. This Agreement is for the benefit of the Parties and those persons included in Section 3. This Agreement confers no rights, benefits or causes of action in favor of any other third parties or entities.

i. Severance. Should any term, part, portion or provision of this Agreement be decided or declared by the Courts to be, or otherwise found to be, illegal or in conflict with any law of the State of Florida or the United States, or otherwise be rendered unenforceable or ineffectual, the validity of the remaining parts, terms, portions and provision shall be deemed severable and shall not be affected thereby, providing such remaining parts, terms, portions or provisions can be construed in substance to constitute the agreement that the Parties intended to enter into in the first instance.

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j. Pronouns, Headings. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, or neuter, and to the singular or plural, as the identity of the person may require. Paragraph titles or captions are used in this Agreement for convenience or reference, and in no way define, limit, extend or describe the scope or intent of this Agreement or any of its provisions.

k. Successors and Assigns. This Agreement shall be binding and inure to the benefit of the parties hereto, their predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

l. Counterparts. This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall constitute one and the same Agreement. Facsimile signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures; however, within five (5) business days after the execution of this Agreement, such parties shall also deliver to the other party an original signature page signed by that party.

m. Time for Performance. The Parties understand that time is of the essence with respect to each and every act required by this Agreement. Failure to perform any provision hereof in strict accordance with the Agreement shall be deemed a material breach of the Agreement.

n. Understanding of Agreement. The Parties acknowledge that they have fully read the contents of this Agreement and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement. As such, the Parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement. For the purpose of this instrument, the Parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement effective as of the date first written above.

OXFORD CITY FOOTBALL CLUB, INC.

By:	/s/ Thomas Guerriero
Print name:	Thomas Guerriero
Its:	President and CEO

TARPON BAY PARTNERS, LLC

By:	/s/ Stephen Hicks
Print name:	Stephen Hicks
Its:	MGR.

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Exhibit A

Warrant

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